Bylaws of
Dragonize Production Studios and Institute, Inc.

Table of Contents
ARTICLE I; BUSINESS AND PURPOSE
ARTICLE II; OFFICES
ARTICLE III; MEETING OF SHAREHOLDERS
Annual Meetings:
Special Meetings:
Place of Meetings:
Notice of Meetings:
Quorum:
Voting and Acting
Proxies
Action Without A Meeting:
ARTICLE IV BOARD OF DIRECTORS
Duties And Powers
Regular Meetings; Notice;
Special Meetings; Notice;
Chairperson:
Quorum And Adjournments:
Manner Of Acting:
Vacancies:
Resignation:
Removal:
Compensation:
Committees:
ARTICLE V; OFFICERS
Number, Qualifications, Election And Term Of Office:
Designation Of Officers:
Chairman of the Board
President-
Secretary-
Treasurer-
Resignation:
Removal:
Vacancies:
Bonds:
Compensation:
ARTICLES VI; BOOKS AND RECORDS
Books and Records:
Shareholders Inspection Rights:
Financial Information:
Other Reports To Shareholders:
ARTICLE VII; SHARES OF STOCK
Certificate Of Stock
Lost Or Destroyed Certificates:
Transfer Of Shares:
Record Date:
Fractions Of Shares/Scrip:
ARTICLE VIII; DIVIDENDS
Shareholder Dividends:
Non-Shareholder Dividend Incentive Allotment:
ARTICLE IX; INDEMNIFICATION
Right Of Indemnification:
Insurance For Indemnification:
Amendment:
ARTICLE X; FISCAL YEAR
ARTICLE XI; CORPORATE SEAL
ARTICLE XII; AMENDMENTS
By Shareholders:
By Directors:
ARTICLE XIII; WAIVER OF NOTICE
ARTICLE XIV;INTERESTED DIRECTORS AND OFFICERS
ARTICLE XV;ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT




ARTICLE I; BUSINESS AND PURPOSE

The Corporation is established to engage in any lawful business or enterprise.*
 By way of example and without limitation the Corporation may engage in any* lawful business.

In the performance of its business, the Corporation shall have all powers*
 granted by the general Corporation laws of that state of Arizona. * Specifically, and without limitation, the Corporation shall have the power to*
 engage generally in any and all phases of the business of owning, holding, * managing, controlling, acquiring, purchasing, disposing of, or otherwise * dealing in or with any interest or rights in any real or personal property. * The foregoing shall include but is not limited to the power to invest and * trade in the securities markets including without limitation the right to buy,*
 sell, trade, barter, or otherwise exchange, acquire, and dispose of stocks,* bonds, commodities, future, options, puts, calls (including naked puts and *
calls), or other vehicles of public or private companies, mutual funds, or * other entities, whether such be for the Corporation's own account or on the * account of a customer or client of the Corporation; where the Corporation * engages in such activities on behalf of a client or customer, said * transactions may be conducted through banking or brokerage accounts in the * Corporations own name or in the name of said client or customer. The business * and purpose shall include the conducting and engaging in such activities as is * necessary or useful in connection with the foregoing.


ARTICLE II; OFFICES

The registered office of the Corporation shall be located in the city of * Peoria, in the State of Arizona. The Corporation may also maintain offices at * such other places within or outside of the State of Arizona, as the Board of * directors may, from time to time, determine or deem necessary.


ARTICLE III; MEETING OF SHAREHOLDERS

Annual Meetings:
The annual meeting of the shareholders of the Corporation shall be held in * January of each year at such date, time, and location as shall be determined, * from time to time, by the Directors.

Special Meetings:
Special meeting of the shareholders may be called by the Board of Directors or * President of the Corporation and shall be held at such date, time, and location* as shall be determined, from time to time, by the Board of Directors or officer*
 calling said meeting.

Place of Meetings:
Meetings of shareholders shall be held at the registered office of the * Corporation, or at such other places, within or outside the Sate of Arizona as * the Directors may from time to time fix. If no designation is made, the * meeting shall be held at the Corporation's registered office in the state of * Arizona.

Notice of Meetings:
Written or printed notice of each meeting of shareholders, whether annual, * quarterly, or special, signed by the President, Vice President, or Secretary, * stating the time when and place where it is to be held, as well as the purpose * or purposes for which the meeting is called shall be served either personally, * by mail, or by electronic communication including, but not limited to, * electronic mail by or at the direction of the President, the Secretary, or the * officer or the person calling the meeting, not less than 10 nor more than 60 * days before the date of the meeting, unless the lapse of the prescribed time * shall have been waived before or after the taking of such action, upon each * shareholder to whom the given of notice may be required by law. If mailed, such* notice shall be deemed to be given when deposited in the United States mail, * addressed to the shareholder as it appears on the share transfer records of * the Corporation or to the current address, which a shareholder has delivered * to the Corporation in a written notice.

Further notice of an annual or special meeting to a shareholder is not * required under the following circumstances.

a) When notice of two consecutive annual or special meetings, and all * notices of meetings or of the taking of action by written consent without a * meeting of the shareholder during the period between those two consecutive * annual meetings; or
b) all, and at least two payments sent by first-class mail of dividends or * interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the * records of the Corporation and have been returned undeliverable.


Quorum:
Except as otherwise provided herein, or by law, or in the Articles of * Incorporation (such Articles and any amendments thereof being hereinafter * collectively referred to as the "Articles of Incorporation"), a quorum shall * be present at all meetings of shareholders of the Corporation, if the holders * of a majority of the shares entitled to vote on that matter are represented at * the meeting in person or by proxy.

The subsequent withdrawal of any shareholder from the meeting, after * commencement of a meeting, or the refusal of any shareholder represented in * person or by proxy to vote, shall have no effect on the existence of a quorum, * after a quorum has been established at such meeting.

Despite the absence of a quorum at any meeting of shareholders, the * shareholders present may adjourn the meeting.


Voting and Acting
Except as otherwise provided by law, the Articles of Incorporation, or these * Bylaws, any corporate action, the affirmative vote of the majority of shares * entitled to vote on that matter and represented either in person or by proxy at*
 a meeting of shareholders at which a quorum is present, shall be the act of * the shareholders of the Corporation.

Except as otherwise provided by statute, the Certificate of Incorporation, or * these Bylaws, at each meeting of shareholder, each shareholder of the * Corporation entitled to vote thereat, shall be entitled to one vote for each * share registered in his/her name on the books of the Corporation.

Where appropriate communication facilities are reasonably available, any or * all shareholders shall have the right to participate in any shareholders * meeting, by means of conference telephone or any means of communications by * which all persons participating in the meeting are able to hear each other.

Proxies
Each shareholder entitled to vote or to express consent or dissent without a * meeting, may do so either in person or by proxy, so long as such proxy is * executed in writing by the shareholder himself, his/her authorized officer, * director, employee, or agent, or by causing the signature of the stockholder * to be affixed to the writing by any reasonable means, including, but not * limited to, a facsimile signature, or by his/her attorney-in-fact annexed * thereto and duly authorized in writing. Every proxy shall be revocable at will * unless the proxy conspicuously states that it is irrevocable and the proxy is * coupled with an interest. A telegram, telex, cablegram, or similar * transmission by the shareholder, or a photographic, photo, static, or * facsimile, shall be treated as a valid proxy, and treated as a substitution of * the original proxy, so long as such transmission is a complete reproduction * executed by the shareholder. If it is determined that the telegram, cablegram * or other electronic transmission is valid, the persons appointed by the * Corporation to count the votes of shareholders and determine the validity of * proxies and ballots or other persons making those determinations must specify * the information upon which they relied. No proxy shall be valid after the * expiration of six months from the date of t its execution, unless otherwise * provided in the proxy. Such instrument shall be exhibited to the Secretary at * the meeting and shall be filed with the records of the Corporation. If any * shareholder designates two or more persons to act as proxies, a majority of * those persons present at the meeting, or, if one is present, then that one has * and may exercise all of the powers conferred by the shareholder upon all of * the person so designated unless the shareholder provides otherwise.

Action Without A Meeting:
Unless otherwise provided for in the Articles of Incorporation, any action to * be taken at any annual or special shareholders meeting, may be taken without* a meeting, without prior notice, and without a vote if written consents are * signed by a majority of the shareholders of the Corporation, except, however, * if a different proportion of voting power is required by law, the Articles of * Incorporation, or these Bylaws, and that proportion of written consent that is * required. Such written consents must by filed with the minutes of the * proceedings of the shareholders of the Corporation. Any meeting required or * authorized to be held by these articles may be conducted by means of a * telephone conference, or similar method of communication by which all persons * participating in the meeting can hear each other. Participation in a meeting * pursuant to his/her section constitutes presence in person at the meeting.


ARTICLE IV BOARD OF DIRECTORS

Number, Term, Election And Qualifications:

The Board of Directors or shareholders all have the power, in the interim * between annual and special meetings of the shareholders, to increase or * decrease the number of Directors of the Corporation. A Director need not be a * shareholder of the Corporation unless the Certificate of Incorporation of the * Corporation or these Bylaws so require.

Except as may otherwise be provided herein or in the Articles of Incorporation,* the members of the Board of Directors of the Corporation shall be elected at * the first annual shareholders meeting and at each annual meeting thereafter, * unless their terms are staggered in the Articles of Incorporation or these * Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the * holders of shares entitled to vote in the election.

The fist Board of Directors shall hold office until the first annual meeting * of shareholders and until their successors have been duly elected and * qualified, or until there is a decrease in the number of Directors. Thereafter,*
 Directors will be elected at the annual meeting of shareholders next * succeeding his/her election, unless their terms are staggered in the Articles * of Incorporation (so long as at least one-fourth (1/4) in number of the * Directors of the Corporation are elected at each annul shareholders meeting) * or these Bylaws, or until his/her prior death, resignation or removal. Any * Director may resign at any time upon written notice of such resignation to the * Corporation.

All Directors of the Corporation shall have equal voting power unless the * Articles of Incorporation of the Corporation provide that the voting power of * individual Directors or classes of Directors are greater than or less than that*
 of any other individual Directors or classes of Directors, and the different * voting powers may be stated in the Article of Incorporation or may be dependent*
 upon any fact or event that may be ascertained outside the Articles of * Incorporation if the manner in which the fact or event may operate on those * voting powers is state in the Articles of Incorporation. If the Articles of * Incorporation provide that any Directors have voting power greater than or less*
 than other Directors of the Corporation, every reference in these Bylaws to a* majority or other proportion of Directors shall be deemed to refer to majority* or other proportion of the voting power of all the Directors or classes of *
Directors, as may be required by the Articles of Incorporation.

Duties And Powers
The board of Directors shall be responsible for the control and management of* the business and affairs, property, and interests of the Corporation, and may* exercise all powers of the Corporation, except such as those stated under *
Arizona state law, in the Articles of Incorporation or by these Bylaws * expressly conferred upon or reserved to the shareholders or any other person * or persons name therein. The board shall be responsible for making all major * and significant legal, tax, and financial decisions including, but not limited,*
 to the following:
   Opening bank and brokerage accounts and establishing lines of credit, * margin accounts, and other borrowing authority;
   Establishing written employment agreements and contractor agreements for * a duration in excess of 5 year(s), or where the amount to be paid hereunder * exceeds $100,000 or where any portion of the compensation is based in any * manner upon the Corporations profitability or financial performance;
   Amendments to the Articles of Incorporation or Bylaws;
   Shareholder agreement, voting trusts, or proxies to which the Corporation* is a party;
    Tax elections, including but not limited to the election for Inter *
Revenue Code (IRC) sub-chapter S475, or otherwise;
   The purchase or sale of a business or significant interest therein;
   The purchase, sale, lease, or donation of property (real or personal, * tangible or intangible) used in the operation of the business, including but * not limited to office building/space, computer systems, vehicles, patents, * trademarks or copyrights;
   Reorganizations, mergers, and acquisitions;
   Loans, refinancing, and issuance of bonds;
   Declaration of dividends; stock splits; stock issuance; redemption or* retirement of corporate shares;
   Liquidation or dissolution of the Corporation;
   The establishment, termination, increase, or decrease in employee * benefit plans including but not limited to pension and profit sharing plans; * life, health medical, and dental insurance plans; child care plans; educational*
 plans; or others;
   The initiation, defense, settlement, comprise, or termination of lawsuits* and claims;
   Indemnification of Directors, Officers, or others;
   Change of Registered Agent or Registered Office;
   Filling vacancies on the Board of Directors or Officers;
   Establishing and terminating committees; appointing and removing members* from committees;
   Salary and compensation matters pertaining to corporate officers; * Ratification of prior corporate acts by Directors and Officers.

Regular Meetings; Notice;
A regular meeting of the Board of Directors shall be held either within or * outside the State or Arizona at such time and at such place as the Board shall*
 fix.

No notice shall be required of any regular meeting of the Board of Directors* and, if given, need to specify the purpose of the meeting; provided, however,* that in case the Board of Directors shall fix or change the time or place of *
any regular meeting when such time and place was fixed before such change, * notice of such action shall be given to each director who shall not have been*
 present at the meeting at which such action was taken within the time limited,* and in the manner set forth in these Bylaws with respect to special meetings,* unless such notice shall be waived in the manner set forth in these Bylaws.

Special Meetings; Notice;
Special meetings of the Board of Directors shall be held at such time and place* as may be specified in the respective notices or waivers of notice thereof.

Except as otherwise required by statute, written notice of special meetings * shall be mailed directly to each Director, addressed to him at his/her * residence or usual place of business, or delivered orally, with sufficient time*
 for the convenient assembly of Directors thereat, or shall be sent to him at* such place by telegram, facsimile or email, or shall be delivered to him *
personally not later than the day before the day on which the meeting shall be*
 deemed to be delivered on the second day after it is deposited in the United * States mail, so addressed, with postage prepaid. If notice is given by * telegram, it shall be deemed to be delivered when the telegram is delivered to*
 the telegraph company. A notice, or waiver of notice, except as required by* these Bylaws, need not specify the business to be transacted at or the purpose* of purposes of the meeting.

Notice of any special meeting shall not be required to be given to any Director* who shall attend such meeting without protesting prior thereto or at its* commencement, the lack of notice to him, or who submits a signed waiver of *
notice, whether before or after the meeting. Notice of any adjourned meeting * shall not be required to be given.


Chairperson:
The Chairperson of the Board, if any, and if present, shall preside at all * meetings of the Board of Directors. If there shall be no Chairperson, or he or * she shall be absent, then the President shall preside, and in his/her absence, * any other director chosen by the Board of Directors shall preside.


Quorum And Adjournments:
At all meetings of the Board of Directors, or any committee thereof, the*
 presence of a majority of the entire Board, or such committee thereof, shall * constitute a quorum for the transaction of business, except as otherwise * provided by law, by the Certificate of Incorporation, or these Bylaws.

A majority of the directors present at the time and place of any regular or * special meeting, although less than a quorum, may adjourn the same from time to*
 time without notice, whether or not a quorum exists. Notice of such adjourned* meeting shall be given to Directors not present at time of the adjournment* and, unless the time and place of the adjourned meeting are announced at the *
time of the adjournment, to the other Directors who were present at the* adjourned meeting.


Manner Of Acting:
At all meetings of the Board of Directors, each director present shall have * one vote, irrespective of the number of shares of stock, if any, which he or*
 she may hold.

Except as otherwise provided by law, by the Article of Incorporation, or these * Bylaws, action approved by a majority of the votes of the Directors present at*
 any meeting of the Board or any committee thereof, at which a quorum is * present shall be the ct of the Board of Directors or any committee thereof.

Any action authorized in writing made prior or subsequent to such action, by * all the Directors entitled to vote thereon and filed with the minutes of the * Corporation, shall be the act of the Board of Directors, or any committee * thereof, and have the same force and effect as if the same had been passed by * unanimous vote at a duly called meeting of the Board or committee for all * purposes.

Where appropriate communications facilities are reasonably available, any or * all directors shall have the right to participate in any Board of Directors * meeting, or a committee of the Board of Directors meeting, by means of * conference telephone or any means of communications by which all persons * participating in the meeting are able to hear each other.


Vacancies:
Unless otherwise provided for by the Articles of Incorporation of the * Corporation, any vacancy in the Board of Directors occurring by reason of an * increase in the number of directors or by reason of the death, resignation, * disqualification, removal, or inability to act of any director, or other cause,*
 shall be filled by an affirmative vote of a majority of the remaining * directors, though less than a quorum of the Board or by a sole remaining * Director, at any regular meeting or special meeting of the Board of Directors * called for that purpose, except whenever the shareholders of any class or * classes or series thereof are entitled to elect one or more Directors by the*
 Certificate of Incorporation of the Corporation, vacancies and newly created * directorships of such class or classes or series may be filled by a majority of*
 the Directors elected by such class or classes or series thereof then in * office, or by a sole remaining Director so elected.

Unless otherwise provided for by law, the Articles of Incorporation or these * Bylaws, when one or more Directors shall resign from the board and such * resignation is effective at a future date, a majority of the directors then in * office, including those who have to resigned, shall have the power to fill such*
 vacancy or vacancies, the vote otherwise to take effect when such resignation * or resignations shall become effective.


Resignation:
A Director may resign at any time by giving written notice of such resignation* to the Corporation.


Removal:
Unless otherwise provided for by the Articles of Incorporation, one or more or * all the Directors of the Corporation may be removed with or without cause at * any time by a vote of two-thirds of the shareholders entitled to vote thereon, * at a special meeting of the shareholders called for that purpose, unless the * Articles of Incorporation provide that Directors may only removed for cause, * provided however, such Director shall not be removed if the Corporation states * in its Articles of Incorporation states in its Articles of Incorporation that * its Directors shall be elected by cumulative voting and there are sufficient * number of shares cast against his/her removal, which if cumulatively voted at * an election of Directors would be sufficient to elect him or her. If a Director* r was elected by a voting group of shareholders, only the shareholders of that * voting group may participate in the vote to remove that Director.

Compensation:
The Board of Directors may authorize and establish reasonable compensation of * the Directors for services to the Corporation as Directs, including, but not * limited to, attendance at any annual or special meeting of the Board.

Committees:
Unless otherwise provided for by the Articles of Incorporation of the * Corporation, the Board of Directors may from time to time designate from among * its members one or more committees, and alternate members thereof, as they deem*
 desirable, each consisting of one or more members, with such powers and * authority (to the extent permitted by law and these Bylaws) as may be provided*
 in such resolution. Unless the Articles of Incorporation or Bylaws state * otherwise, the Board of Directors may appoint natural persons who are not * Directors to serve on such committees authorized herein. Each such committee * shall serve at the pleasure of the Board and, unless otherwise stated by law, * the Certificate of Incorporation of the Corporation or these Bylaws, shall be * governed by the rules and regulations stated herein regarding the Board of * Directors. Any meeting required or authorized to be held by his/her article may*
 be conducted by which all persons participating in his/her meeting can hear * each other. Participation in a meeting pursuant to his/her section constitutes * presence in person at the meeting.


ARTICLE V; OFFICERS

Number, Qualifications,  Election And Term Of Office:
The Corporation   s officers shall have such titles and duties as shall be *
stated in these Bylaws or in a resolution of the Board of Directors which is * not inconsistent with these Bylaws. The officers of the Corporation shall * consist of a President, Assistant Secretaries, and Assistant Treasurers, and * such other officers as the Board of Directors may from time to time deem * advisable. Any officer may hold two or more offices in the Corporation.

The officers of the Corporation shall be elected by the Board of Directors at * the regular annual meeting of the Board following the annual meeting of * shareholders.

Each officer shall hold office until the annual meeting of the Board of * Directors next succeeding his/her election, and until his/her successor shall * have been duly elected and qualified, subject to earlier termination by his/her*
 death, resignation, or removal.



Designation Of Officers:

Chairman of the Board;
The Chairman of the Board shall preside at the meetings of the stockholders and*
 the Board of Directors, and shall see that all orders and resolutions of the * Board of Directors are carried into effect.

President-
The President shall be the Chief Executive Officer (CEO) of the Corporation and*
 shall have active management of the business of the Corporation. He/She shall * execute on behalf of the Corporation all instruments requiring such execution * except to the extent the signing and execution thereof shall be expressly * designated by the Board of Directors to some other officer or agent of the * Corporation.
Secretary-
The Secretary shall act under the direction of the President and shall have * custody of and maintain all corporate records except the financial records. * He/She shall authenticate all non-financial records and documents of the * Corporation. Subject to the direction of the President he/she shall attend all * meetings of the Board of Directors and all meetings of the stockholders and * record the proceedings. He/She shall perform like duties for the standing * committees when required. He/She give, or cause to be given, notice of all * annual and special meetings of the stockholders and Board of Directors, and * shall perform such other duties as may be prescribed by the President or the * Board of Directors.
Treasurer-
The treasurer shall act under the direction of the President. Subject to the * direction of the President, he or she shall have custody of the corporate funds*
 and securities and shall keep full and accurate accounts of receipts and * disbursements in books belonging to the Corporation. He or she shall deposit * all monies and other valuable effects in the name and to the credit of the * Corporation in such depositories as may be designated by the Board of * Directors. He or she shall disperse the funds of the Corporation as may be * ordered by the President of the Board of Directors, taking proper voucher for*
 such disbursements, and shall render to the President and the Board of * Directors, at its regular meetings, or when the Board of Directors requires an*
 account of all his/her transactions as the Treasurer and of the financial * condition of the Corporation.

Resignation:
Any officer may resign at any time by giving written notice of such resignation* to the Corporation.

Removal:
Any officer elected by the Board of Directors may be removed, either with or * without cause, and a successor elected by the Board at any time, and any * officer or assistant officer, if appointed by another officer, may likewise be*
 removed by such officer.

Vacancies:
A vacancy, however caused, occurring in the Board and any newly created * Directorships resulting from an increase in the authorized number of Directors * may be filled by the Board of Directors.

Bonds:
The Corporation may require any or all of its officers or Agents to post a * bond, or otherwise, to the Corporation for the faithful performance of their * positions or duties.

Compensation:
The compensation of the officers of the Corporation shall be fixed from time to*
 time by the Board of Directors. Any meeting required or authorized to be held * by this article may be conducted by means of a telephone conference or similar * method of communication by which all persons participating in the meeting can * hear each other. Participation in a meeting pursuant to this section * constitutes presence in person at the meeting.


ARTICLES VI; BOOKS AND RECORDS

Books and Records:
The Corporation shall keep as permanent records the minutes of all meetings of * its shareholders and Board of Directors; a record of all actions taken by the * shareholders or Board of Directors without a meeting; and, a record of all * actions taken by a committee of the Board of Directors in place of the Board of*
 Directors on behalf of the Corporation. The Corporation shall also * continuously maintain accurate accounting of records. Furthermore, the * Corporation shall maintain the following:
   A record of it shareholders in a form that permits preparation of a list *
of names and addresses of all shareholders in alphabetical order by class of * shares showing the number and series of shares held by each;
   The Corporation   s Articles or Restated Articles of Incorporation and all *
amendments thereto currently in affect;
   The Corporation   s Bylaws or Restated Bylaws and all amendments thereto *
currently in effect;
   Resolutions adopted by the Board of Directors creating one or more *
classes or series of shares and fixing their relative rights, preferences, and * limitations if shares issued pursuant to those resolutions are outstanding;
   The minutes of all shareholders    meetings and records of all actions *
taken by shareholders without a meeting, including the financial statements * furnished to shareholders as may be required under Arizona law;
   A list of the names and business street addresses of the Corporation   s *
current directors and officers; and
   A copy of the above named Corporation   s most recent annual report *
delivered to the Department of State for the Corporation   s State of *
Incorporation.

Any books, records, and minutes may be in written form or in any other form * capable of being converted into written form.

Shareholder   s Inspection Rights:
A shareholder of the Corporation (including a beneficial owner whose shares are*
 held in a voting trust of a nominee on behalf of a beneficial owner) may * inspect and copy, during regular business hours at the Corporations principal * office, any of the corporate records required to be kept pursuant to these * Bylaws, or the Articles of Incorporation, or as may be required by law, if said*
 shareholder gives the above name Corporation written notice of such demand at* least 15 business days before the date on which the shareholder wishes to *
inspect and copy. The foregoing right of inspection is subject, however, to * such other restrictions as are applicable under Arizona Law, including, but not*
 limited to, the inspection of certain records being permitted only if the * demand for inspection is made in good faith and for a proper purpose (as well * as the shareholder describing with reasonable particularity the purpose and * records desired to be inspected and such records are directly connected with * the purpose). Notice as required herein shall be directed to the Secretary of * the Corporation.

Financial Information:
Unless modified by resolution of the shareholders withing 45 days of the close * of each fiscal year, the Corporation shall furnish the shareholders annual * financial statements required by state and federal law which may be * consolidated or combined statements of the Corporation and one or more of its * subsidiaries as appropriate. This includes a balance sheet as of the end of the*
 fiscal year, an income statement for the year, and a statement of cash flows * for that year. If financial statements are prepared on the basis of generally * accepted accounting principles, the annual financial statements must also be * prepared on that basis. If the annual financial statements are not reported on*
 by a public accountant, said accountant;s report shall accompany said * statements. If said annual financial statements are not reported on by a public*
 accountant, then the statements shall be accompanied by a statement of the *
president or other person responsible for the above named Corporation   s *
accounting records (I) stating his/her reasonable belief whether the statements*
 were prepared on the basis of preparation; and (ii) describing any respect in * which that statements were not prepared on a basis of accounting consistent * with the statements prepared for the preceding year. The annual financial * statements shall be mailed to each shareholder of the above named Corporation*
 within 45 days after the close of each fiscal year or within such additional * time as is reasonably necessary to enable the above name Corporation to prepare*
 same.

Other Reports To Shareholders:
The Corporation shall report any indemnification or advanced expenses to any * director, officer, employee, or agent (for indemnification relating to * litigation or threatened litigation) in writing to the shareholders with or *
before the notice of the next shareholders    meeting, or prior to such meeting*
if the indemnification or advance occurs after the giving of such notice but * prior to the time such meeting is held. Said report shall include a statement * specifying the persons paid, the amounts paid, and the nature and status (at * the time of such payment) of the litigation or threatened litigation. Additionally, if the Corporation issues or authorizes the issuance of shares * for promises to render services in the future, the above named Corporation * shall report in writing to the shareholders the number of shares authorized or * issued and the consideration received by the Corporation, with or before the *
notice of the next shareholder    meeting.

ARTICLE VII; SHARES OF STOCK

Certificate Of Stock
The shares of the Corporation shall be represented by certificates or shall be* uncertificated shares.

Certificated shares of the Corporation shall be signed, (either manually or by*
 facsimile), by officers or agents designated by the Corporation for such * purposes, and shall certify the number of shares owned by him in the * Corporation. Whenever any certificate is countersigned or otherwise * authenticated by a transfer agent or transfer clerk, and by a registrar, then a*
 facsimile of the signatures of the officers or agents, the transfer agent or * transfer clerk or the registrar of the Corporation may be printed or * lithographed upon the certificate in lieu of the actual signature. If the * Corporation uses facsimile signature of its officer and agents on its stock * certificates, it cannot act as registrar of it own stock, but its transfer * agent and registrar may be identical if the institution acting in those dual * capacities countersigns or otherwise authenticates any stock certificates in * both capacities. If any officer who has signed or whose facsimile signature has*
 been placed upon such certificate, shall have ceased to be such officer before* such certificate is issued, it may be issued by the Corporation with the same* effect as if he/she were such officer at the date of its issue.

If the Corporation issues uncertificated shares as provided for in these * Bylaws, withing a reasonable time after the issuance or transfer of such * uncertificated shares, and at least annually thereafter, the Corporation shall * send the shareholder a written statement certifying the number of shares owned * by such shareholder in the Corporation.

Lost Or Destroyed Certificates:
The Board of Directors may direct a new certificate or certificates to be * issued in place of any certificate or certificates theretofore issued by the * Corporation alleged to have been lost, stolen, or destroyed if the owner;
   so requests before the Corporation has notice that the share(s) have(has)* been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond; and satisfies such other requirements, including evidence of such loss, *
theft, or destruction, as may be imposed by the Corporation.

Transfer Of Shares:
Transfer of registration of transfers of shares of the Corporation shall be * made on the stock transfer books of the Corporation by the registered holder * thereof, or by his/her attorney duly authorized by a written power of attorney;*
 and in the case of share represented by certificates only after the surrender * to the Corporation of the Certificates representing such shares with such share*
 properly endorsed, with such evidence of the authenticity of such endorsement,* transfer, authorization and other matters as the Corporation may reasonably *
require, and the payment of all stock transfer taxes due thereon.

The Corporation shall be entitled to treat the holder of record of any share of* shares as the absolute owner thereof for all purposes and, accordingly, shall* not be bound to recognize any legal, equitable, or other claim to, or interest* in, such share or shares on the part of any other person, whether or not it *
shall have express or other notice thereof, except as otherwise expressly * provided by law.

Record Date:
The Board of Directors may fix, in advance, which shall not be more than sixty*
 days before the meeting or action requiring a determination of shareholders, * as the record date for the determination of shareholders entitled to receive * notice of, or to vote at, any meeting, or for the purpose of determining * shareholders entitled to receive payment of any dividends, or allotment of any * rights, or for the purpose of any other action. If no record date is fixed, the*
 record date for shareholders entitled to notice of meeting shall be at the * close of business on the day preceding the day on which notice is given, or, if*
 no notice is given, the day on which the meeting is held, or if notice is * waived, at the close of business on the day before the day on which the meetin* g is held.
The Board of Directors may fix a record date, which shall not precede the date* upon which the resolution fixing the record date is adopted for shareholders* entitled to receive payment of any dividend or other distribution or allotment* of any rights of shareholders entitled to exercise any rights in respect of *
any change, conversion or exchange of stock, or for the purpose of any other * lawful action.

A determination of shareholders entitled to notice of or to vote at a *
shareholder   s meeting is effective for any adjournment of the meeting unless *
the Board of Directors fixes a new record date for the adjourned meeting.

Types of Stock:
The Corporation may amend the Corporation charter to include classes of stock;* Common Growth Stock, Common Income Stock, Callable Stock, and/or Convertible * Preferred Stock, as decided by a majority vote of the Board of Directors. Fractions Of Shares/Scrip:
The Board of Directors may authorize the issuance of certificates or payment of*
 money for fractions of a share, either represented by a certificate or * uncertificated, which shall entitle the holder to exercise voting rights, * receive dividends and participate in any assets of the Corporation in the of*
 event liquidation, in proportion to the fractional holdings; or it may * authorize the payment in case of the fair value of fractions of a share as of * the time when those entitled to receive such fractions are determined; or it * may authorize the issuance, subject to such conditions as may be permitted by*
 laws, of scrip in registered or bearer form over the manual or facsimile * signature of an officer or agent of the Corporation, or its agent for that * purpose, exchangeable as therein provided for full shares, but such scrip shall*
 not entitle the holder to any rights of shareholder, except as therein * provided. The scrip may contain any provisions or conditions that the * Corporation deems advisable. If a scrip ceases to be exchangeable for full * share certificates, the shares that would otherwise have been issue-able as * provided on the scrip are deemed to be treasury shares unless the scrip * contains other provisions for their disposition.

ARTICLE VIII; DIVIDENDS

Shareholder Dividends:
Dividends will be declared and paid out of funds based on profits earned during* the fiscal quarter. The Corporation will pay shareholders a minimum of 50% of* the earned profits at the close of a fiscal quarter. The Board of Directors *
will decide the remainder of the earned profits to be either:
   held in the corporate accounts as cash on hand, or re-invested into capital expense for expansions of business, new *
equipment, etc. or
   paid as Dividend to Shareholders, to range between 51% to 100%, or any combination of the above.

Shares of one class or series may not be issued as a share dividend to * shareholders of another class or series unless:
   so authorized by the Articles of Incorporation;
   a majority of the shareholders of the class or series to be issued * approve the issue; or
   there are no outstanding shares of the class or series of shares that are* authorized to be issued.

Non-Shareholder Dividend Incentive Allotment:
The Board of Directors will contract with industry influential entities outside*
 the Corporation in which shares will still be held by the Corporation and * tallied in count of the shares issued, in which the Dividends per share will be*
 paid to these entities for those shares of stock.
ARTICLE IX; INDEMNIFICATION

Right Of Indemnification:
Every person who was or is a party to, or is threatened to be made a party to,*
 or is involved in any action, hearing or suit, of any kind whether civil, * administrative, or criminal, by reason of the fact that he/she or a person of * whom he/she is the legal representative is or was a director or officer of the*
 Corporation or is, or was, serving at the request of the Corporation, or for * its benefit as a director, or officer of another Corporation, or as a * representative in an enterprise of any kind, shall be indemnified and held * harmless to the fullest extent legally permissible under the General * Corporation Law of the State of Arizona. This indemnification shall include all*
 expenses, liability, and loss (including attorneys    fees, judgments, fines,*
 and amounts paid or to be paid in a settlement) reasonably incurred or * suffered by him/her in connection therewith. The expenses of Officers and * Directors incurred in defending a civil or criminal action, suit, or * proceeding, must be paid by the Corporation as they are incurred and in advance*
 of the final disposition of the action, suit, or proceeding upon receipt of an* undertaking by or on behalf of the Director or Officer to repay the amount if* it is ultimately determined by a court of competent jurisdiction that he or *
she is not entitled to be indemnified by the Corporation. Such right of * indemnification shall be a contract right which may be enforced in any manner*
 desired by such person. Such right of indemnification shall not be exclusive * of any other right which such Directors, Officers, or representatives may have * or hereafter acquire and, without limiting the generality to such statement, * they shall be entitled to their respective rights of indemnification under any*
 Bylaw, agreement, vote of stockholders, provisions of law, or otherwise, * as well as their rights under this Article.

Insurance For Indemnification:
The Board of Directors may direct the Corporation to purchase and maintain * insurance on behalf of any person who is or was a director or officer of the * Corporation. Or on behalf of any person who is or was serving at the request of*
 the Corporation as a director or officer of the Corporation, or is or was * serving at the request of the Corporation as a director or officer of another * Corporation, are as its representative in a partnership, joint venture, trust, * or other enterprise against any liability asserted against such person and * incurred in any such capacity or arising out of such status, whether or not the*
 Corporation would have the power to indemnify such person.

Amendment:
The Board of Directors may form time to time adopt further Bylaws with respect* to indemnification and may amend these and such Bylaws to provide at all times* the fulled indemnification permitted by the General Corporation Law of the *
State of Arizona.

ARTICLE X; FISCAL YEAR

The fiscal year of the Corporation will end on December 31st. Notwithstanding,*
 the foregoing, the fiscal year shall be subject to change by the Board of * Directors from time to time, subject to applicable law.


ARTICLE XI; CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and * altered, from time to time, by the Board of Directors. The use of a seal or * stamp by the Corporation on corporate documents is not necessary and the lack*
 thereof shall not in any way affect the legality of a corporate document.


ARTICLE XII; AMENDMENTS

By Shareholders:
All Bylaws of the Corporation shall be subject to alteration or repeal, and new*
 Bylaws may be made, by a majority vote of the shareholders at the time * entitled to vote in the election of Directors even though these Bylaws may also*
 be altered, amended, or repealed by the Board of Directors.

By Directors:
The Board of Directors shall have power to make, adopt, alter, amend, and * repeal, from time to time, Bylaws of the Corporation.


ARTICLE XIII; WAIVER OF NOTICE

Whenever any notice is required to be given by law, the Articles of * Incorporation or these Bylaws, a written waiver signed by the person or persons*
 entitled to such notice, whether before or after the meeting by any person,* shall constitute a waiver of notice of such meeting.


ARTICLE XIV; INTERESTED DIRECTORS AND OFFICERS

No contract or transaction shall be void or voidable if such contract or * transaction is between the Corporation and any other Corporation, partnership,*
 association, or other organization in which one or more of its Directors or * Officers are directors or officers, or have a financial interest, when such * Director or Officer is present at or participates in the meeting of the Board, * or the committee of the shareholders which authorizes the contract or * transaction, or his/her, or their votes are counted for such purpose, if:
   the material facts as to his/her, or their relationship or interest and * as to the contract or transaction are disclosed or are known to the Board of * Directors or the committee and are noted in the minutes of such meeting, and * the Board or committee in good faith authorizes the contract or transaction by*
 the affirmative votes of a majority of the disinterested Directors, even * though the disinterested Directors be less than a quorum; or
   the material facts as to his/her, or their relationship or relationships* or interest or interests and as to the contract or transaction are disclosed *
or are know to the shareholders entitled to vote thereon, and the contract or * transaction is specifically approved in good faith by vote of the shareholders;*
 or
   the contract or transaction if fair as to the Corporation as of the time * it is authorized, approved or ratified, by the Board of Directors, a committee * of the shareholders; or
   the fact of the common directorship, office, or financial interest is not* disclosed or known to the Director or Officer at the time the transaction is *
brought before the Board of Directors of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a *
quorum at the Board of Directors    or committee meeting authorizing the *
contract
 or transaction.


ARTICLE XV; ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of * Incorporation with the Secretary of Sate, and annually thereafter on or before * the last day of the month in which the anniversary date of incorporation occurs*
 each year, file with the Secretary of State a list of its President, * Secretary, and Treasurer, and all of its Directors, along with the post office*
 box or street address, either residence or business, and designation of its * registered agent in the State of Arizona. Such list shall be certified by an * officer of the Corporation.



APPROVED AND ADOPTED ON: January 20th 2017

________________________________________________
(Secretary Signature)